Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls Reports Q4 and FY25 Results; Initiates FY26 Guidance
______________________________________________________________________________________
▪Q4 sales increased 3% and organic sales increased 4%*
▪Full year sales increased 3% and organic sales increased 6%*
▪Q4 GAAP EPS of $0.42; Q4 Adjusted EPS* of $1.26*
▪Full year GAAP EPS of $2.63; full year Adjusted EPS of $3.76
▪Q4 Orders +6% organically year-over-year
▪Systems and Services backlog of $14.9 billion increased 13% organically year-over-year
* This earnings release contains non-GAAP financial measures. Definitions and reconciliations of the non-GAAP financial measures can be found in the attached footnotes. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures.
_____________________________________________________________________________________

CORK, Ireland — November 5, 2025 — Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal fourth quarter 2025 GAAP earnings per share (“EPS”) of $0.42. Adjusted EPS was $1.26.

Q4 sales increased 3% to $6.4 billion and organic sales increased 4%. Full year sales increased 3% to $23.6 billion and organic sales increased 6%.

For the quarter, GAAP net income from continuing operations attributable to JCI was $267 million and adjusted net income was $798 million.

“Johnson Controls delivered a strong year, with double-digit EPS growth and a record backlog of $15 billion, up 13%, reflecting sustained demand in our core verticals,” said Joakim Weidemanis, CEO. “Our technology leadership in advanced data center cooling and decarbonization solutions continues to set us apart, as customers increasingly demand cutting-edge innovation and bold sustainability outcomes that only true technology leadership can deliver. Looking ahead, the deployment of our proprietary business system is accelerating, enhancing our ability to deliver consistent, predictable results and create long-term value for our customers and shareholders.”

FISCAL Q4 SEGMENT RESULTS
The financial highlights presented in the tables below exclude discontinued operations and are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal fourth quarter of 2024. Orders and backlog metrics included in the release relate to the Company's Systems and Services based businesses.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

Americas

	Fiscal Q4
(in millions)	2025	2024	Change
Sales	$4,325	$4,265	1%
Gross Margin	1,625	1,563	4%

Segment EBITA	844	826	2%
Adjusted Segment EBITA (non-GAAP)	862	826	4%

Segment EBITA Margin %	19.5%	19.4%	10	bp
Adjusted Segment EBITA Margin % (non-GAAP)	19.9%	19.4%	50	bp

Segment EBIT	$763	$731	4%
Sales in the quarter of $4.3 billion increased 1% over the prior year. Organic sales also increased 3% led by continued strength in both Applied HVAC & Controls.
Excluding M&A and adjusted for foreign currency, orders increased 9% year-over-year and backlog of $10.6 billion increased 13% year-over-year.
Segment EBITA margin of 19.5% increased 10 basis points versus the prior year as productivity gains and operational efficiency were partially offset by transformation costs. Adjusted segment EBITA in Q4 2025 excludes transformation costs.

EMEA (Europe, Middle East, Africa)

	Fiscal Q4
(in millions)	2025	2024	Change
Sales	$1,337	$1,180	13%
Gross Margin	482	415	16%

Segment EBITA	201	164	23%
Adjusted Segment EBITA (non-GAAP)	208	181	15%

Segment EBITA Margin %	15.0%	13.9%	110	bp
Adjusted Segment EBITA Margin % (non-GAAP)	15.6%	15.3%	30	bp

Segment EBIT	$188	$144	31%
Sales in the quarter of $1.3 billion increased 13% over the prior year. Organic sales grew 9% versus the prior year, with strong double-digit growth in Systems and high single-digit growth in Service.
Excluding M&A and adjusted for foreign currency, orders increased 3% year-over-year and backlog of $2.5 billion increased 14% year-over-year.

Segment EBITA margin of 15.0% expanded 110 basis points versus the prior year reflecting positive operating leverage from top-line growth and the benefit of non-recurring costs in the prior year. Adjusted segment EBITA excludes transformation costs in Q4 2025 and a non-recurring joint venture loss in Q4 2024.

APAC (Asia Pacific)

	Fiscal Q4
(in millions)	2025	2024	Change
Sales	$780	$803	(3%)
Gross Margin	276	297	(7%)

Segment EBITA	139	158	(12%)
Adjusted Segment EBITA (non-GAAP)	139	158	(12%)

Segment EBITA Margin %	17.8%	19.7%	(190	bp)
Adjusted Segment EBITA Margin % (non-GAAP)	17.8%	19.7%	(190	bp)

Segment EBIT	$136	$154	(12)%
Sales in the quarter of $780 million declined 3% versus the prior year. Organic sales also declined 3% versus the prior year primarily due to lower volumes in China.
Excluding M&A and adjusted for foreign currency, orders decreased 1% year-over-year and backlog of $1.8 billion increased 15% year-over-year.

Segment EBITA margin of 17.8% declined 190 basis points versus the prior year as lower volumes in China created pressure on factory absorption.

Corporate

	Fiscal Q4
(in millions)	2025	2024	Change
Corporate Expense
GAAP	$269	$131	105%
Adjusted (non-GAAP)	124	114	9%

Adjusted Corporate expense in Q4 2025 excludes certain transaction/separation costs, transformation costs, and accelerated depreciation of ERP assets.

OTHER Q4 ITEMS
▪Total cash provided by operating activities was $968 million. Free cash flow was $838 million and adjusted free cash flow was $710 million.
▪The Company paid dividends of $243 million.
▪The Company entered into accelerated share repurchase transactions to repurchase an aggregate of $5.0 billion of ordinary shares. In August, the Company received an initial delivery of 43.1 million shares of common stock. The accelerated repurchase transactions are expected to terminate in the second quarter of fiscal 2026.

▪The Company completed the sale of its Residential and Light Commercial HVAC business (the “R&LC Business”), which included the North America Ducted businesses and the global Residential joint venture with Hitachi Global Life Solutions, Inc. (“Hitachi”), of which Johnson Controls owned 60% and Hitachi owned 40%, to Bosch Group for $8.3 billion in cash with the Company’s portion of the aggregate consideration being approximately $6.9 billion.

GUIDANCE
The following forward-looking statements are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. The Company is unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to its most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2026 first quarter and full year GAAP financial results.
The Company initiated fiscal 2026 first quarter continuing operations guidance:
▪Organic sales growth of ~3%
▪Operating leverage of ~55%*
▪Adjusted EPS of ~$0.83
The Company initiated fiscal 2026 full year continuing operations guidance:
▪Organic sales growth of mid-single digits
▪Operating leverage of ~50%*
▪Adjusted EPS of ~$4.55
▪Adjusted free cash flow conversion of ~100%
*Operating leverage is defined as the ratio of the change in adjusted EBIT for the current period less the prior period, divided by the change in net revenues for the current period less the prior period.

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 855-979-6654 (in the United States) or +1-646-233-4753 (outside the United States) along with passcode 486945, or via webcast. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

ABOUT JOHNSON CONTROLS

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.

Building on a proud history of 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.

Today, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.

Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 414.340.1752	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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JOHNSON CONTROLS INTERNATIONAL PLC CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

JOHNSON CONTROLS INTERNATIONAL PLC (the "Company") has made statements in this document that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding the Company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. The Company cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements; the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation; the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions; the ability to execute on the Company’s operating model and drive organizational improvement; the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence; fluctuations in the cost and availability of public and private financing for customers; the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East; the ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame; managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of the Company’s enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of the Company’s digital platforms and services; fluctuations in currency exchange rates; the ability to hire and retain senior management and other key personnel; changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact business operations or tax status; the ability to adapt to global climate change, climate change regulation and successfully meet the Company’s public sustainability commitments; the outcome of litigation and governmental proceedings; the risk of infringement or expiration of intellectual property rights; the ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; any delay or inability of the Company to realize the expected benefits and synergies of recent portfolio transactions; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled "Risk Factors" (refer to Part I, Item 1A, of this Annual Report on Form 10-K). The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.
###

FINANCIAL STATEMENTS

Johnson Controls International plc
Consolidated Statements of Income
(in millions, except per share data; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Net sales
Products and systems	$4,452	$4,391	$16,124	$15,967
Services	1,990	1,857	7,472	6,985
	6,442	6,248	23,596	22,952
Cost of sales
Products and systems	2,908	2,872	10,543	10,677
Services	1,183	1,108	4,461	4,198
	4,091	3,980	15,004	14,875

Gross profit	2,351	2,268	8,592	8,077

Selling, general and administrative expenses	1,521	1,368	5,764	5,661
Restructuring and impairment costs	400	133	546	510
Net financing charges	76	96	319	342
Equity income (loss)	1	(23)	6	(42)

Income from continuing operations before income taxes	355	648	1,969	1,522

Income tax provision	85	110	245	111

Income from continuing operations	270	538	1,724	1,411

Income from discontinued operations, net of tax	1,488	140	1,789	489

Net income	1,758	678	3,513	1,900

Less: Income attributable to noncontrolling interests	3	2	3	4

Income from discontinued operations attributable to noncontrolling interests	62	43	219	191

Net income attributable to Johnson Controls	$1,693	$633	$3,291	$1,705

Amounts attributable to Johnson Controls ordinary shareholders:
Income from continuing operations	$267	$536	$1,721	$1,407
Income from discontinued operations	1,426	97	1,570	298
Net income	$1,693	$633	$3,291	$1,705

Basic earnings per share attributable to Johnson Controls
Continuing operations	$0.42	$0.80	$2.64	$2.09
Discontinued operations	2.26	0.15	2.40	0.44
Total	$2.68	$0.95	$5.04	$2.53

Diluted earnings per share attributable to Johnson Controls
Continuing operations	$0.42	$0.80	$2.63	$2.08
Discontinued operations	2.25	0.15	2.40	0.44
Total	$2.67	$0.95	$5.03	$2.52

Johnson Controls International plc
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	September 30, 2025	September 30, 2024
Assets

Cash and cash equivalents	$379	$606
Accounts receivable - net	6,269	6,051
Inventories	1,820	1,774
Current assets held for sale	14	1,595
Other current assets	1,680	1,153
Current assets	10,162	11,179

Property, plant and equipment - net	2,193	2,403
Goodwill	16,633	16,725
Other intangible assets - net	3,613	4,130
Noncurrent assets held for sale	140	3,210
Other noncurrent assets	5,198	5,048
Total assets	$37,939	$42,695

Liabilities and Equity

Short-term debt	$723	$953
Current portion of long-term debt	566	536
Accounts payable	3,614	3,389
Accrued compensation and benefits	1,268	1,048
Deferred revenue	2,470	2,160
Current liabilities held for sale	12	1,431
Other current liabilities	2,288	2,438
Current liabilities	10,941	11,955

Long-term debt	8,591	8,004
Pension and postretirement benefits	211	217
Noncurrent liabilities held for sale	9	405
Other noncurrent liabilities	5,233	4,753
Noncurrent liabilities	14,044	13,379

Shareholders’ equity attributable to Johnson Controls	12,927	16,098
Noncontrolling interests	27	1,263
Total equity	12,954	17,361
Total liabilities and equity	$37,939	$42,695

Johnson Controls International plc
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Operating Activities of Continuing Operations
Income from continuing operations attributable to Johnson Controls	$267	$536	$1,721	$1,407
Income from continuing operations attributable to noncontrolling interests	3	2	3	4
Net income	270	538	1,724	1,411
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	280	192	865	816
Pension and postretirement benefit expense (income)	19	(10)	(10)	(43)
Pension and postretirement contributions	(8)	10	(31)	(6)
Equity in earnings of partially-owned affiliates, net of dividends received	1	23	(2)	44
Deferred income taxes	341	—	195	(403)
Non-cash restructuring and impairment charges	371	78	427	411
Equity-based compensation expense	33	26	140	107
Other - net	(37)	15	(26)	(112)
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(132)	(46)	(211)	(537)
Inventories	4	168	(75)	(17)
Other assets	(292)	78	(581)	(482)
Restructuring reserves	(1)	5	1	(76)
Accounts payable and accrued liabilities	663	466	694	645
Accrued income taxes	(544)	(191)	(556)	(190)
Cash provided by operating activities from continuing operations	968	1,352	2,554	1,568

Investing Activities of Continuing Operations
Capital expenditures	(130)	(195)	(434)	(494)
Sale of property, plant and equipment	30	1	37	1
Acquisition of businesses, net of cash acquired	(1)	(4)	(10)	(3)
Business divestitures, net of cash divested	3	326	5	345
Other - net	(12)	(26)	(10)	(33)
Cash provided (used) by investing activities from continuing operations	(110)	102	(412)	(184)

Financing Activities of Continuing Operations
Net proceeds (payments) from borrowings with maturities less than three months	(245)	(655)	38	48
Proceeds from debt	396	—	1,765	1,281
Repayments of debt	(552)	(486)	(1,648)	(924)
Stock repurchases and retirements	(5,021)	(370)	(5,991)	(1,246)
Payment of cash dividends	(243)	(247)	(976)	(1,000)
Other - net	(8)	—	28	(107)
Cash used by financing activities from continuing operations	(5,673)	(1,758)	(6,784)	(1,948)

Discontinued Operations
Cash provided (used) by operating activities	(1,410)	174	(1,155)	530
Cash provided (used) by investing activities	6,598	(13)	6,546	(37)
Cash used by financing activities	(430)	—	(604)	(132)
Cash provided by discontinued operations	4,758	161	4,787	361
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(43)	30	(259)	59
Change in cash, cash equivalents and restricted cash held for sale	(258)	(8)	(255)	(6)
Decrease in cash, cash equivalents and restricted cash	(358)	(121)	(369)	(150)
Cash, cash equivalents and restricted cash at beginning of period	756	888	767	917
Cash, cash equivalents and restricted cash at end of period	398	767	398	767
Less: Restricted cash	19	161	19	161
Cash and cash equivalents at end of period	$379	$606	$379	$606

FOOTNOTES

1.Sale of Residential and Light Commercial HVAC Business

In July 2025, the Company sold its Residential and Light Commercial ("R&LC") HVAC business, including the North America Ducted business and the global Residential joint venture with Hitachi Global Life Solutions, Inc. ("Hitachi"), of which Johnson Controls owned 60% and Hitachi owned 40%. The R&LC HVAC business, which was previously reported in the Global Products segment prior to the Company's resegmentation, met the criteria to be classified as a discontinued operation and, as a result, its historical financial results are reflected in the consolidated financial statements as a discontinued operation.

2.Non-GAAP Measures

The Company reports various non-GAAP measures in this earnings release and the related earnings presentation. Non-GAAP measures should be considered in addition to, and not as replacements for, the most comparable GAAP measures. Refer to the following footnotes for further information on the calculations of the non-GAAP measures and reconciliations of the non-GAAP measures to the most comparable GAAP measures.

Organic sales

Organic sales growth excludes the impact of acquisitions, divestitures and foreign currency. Management believes organic sales growth is useful to investors in understanding period-over-period sales results and trends.

Cash flow

Management believes free cash flow and adjusted free cash flow measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate the Company’s ability to generate cash flow from operations and the impact that this cash flow has on its liquidity. Management also believes adjusted free cash flows are useful to investors in understanding period-over-period cash flows, cash trends and ongoing cash flows of the Company.

Adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures which exclude the impacts of the following:

•JC Capital cash flows primarily include activity associated with finance/notes receivables and inventory and/or capital expenditures related to lease arrangements. JC Capital net income is primarily related to interest income on the finance/notes receivable and profit recognized on arrangements with sales-type lease components.

•The impact of the accounts receivables factoring program which was discontinued in March 2024.

•Cash payments related to the water systems AFFF settlement and cash receipts for AFFF-related insurance recoveries.

•Prepayment of royalty fees associated with certain IP licensed to Bosch in conjunction with the sale of our R&LC business.

•Discrete tax payments are non-recurring tax settlements for certain non-US jurisdictions

Adjusted financial measures

Adjusted financial measures are non-GAAP measures that are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the excluded amounts is a matter of management judgment and depends upon the nature and variability of the underlying expense or income amounts and other factors.

As detailed in the tables included in footnotes four through seven, the following items were excluded from certain financial measures:

•Net mark-to-market adjustments are the result of adjusting restricted asbestos investments and pension and postretirement plan assets to their current market value. These adjustments may have a favorable or unfavorable impact on results.

•Restructuring and impairment costs, net of NCI represents restructuring costs attributable to Johnson Controls including costs associated with exit plans or other restructuring plans that will have a more significant impact on the underlying cost structure of the organization. Impairment costs primarily relate to write-downs of goodwill, intangible assets and assets held for sale to their fair value.

•Water systems AFFF settlement and insurance recoveries include amounts related to a settlement with a nationwide class of public water systems concerning the use of AFFF manufactured and sold by a subsidiary of the Company, and AFFF-related insurance recoveries.

•Transaction/separation costs include costs associated with significant mergers and acquisitions.

•Transformation costs represent incremental expenses incurred in association with strategic growth initiatives and cost saving opportunities in order to realize the benefits of portfolio simplification and the Company's lifecycle solutions strategy.

•ERP asset - accelerated depreciation represents a change in ERP strategy within the EMEA segment, which led to certain assets being abandoned and the useful lives reduced.

•Earn-out adjustments relate to earn-out liabilities associated with certain significant acquisitions and may have a favorable or unfavorable impact on results.

•Cyber incident costs primarily represent expenses, net of insurance recoveries, associated with the response to, and remediation of, a cybersecurity incident which occurred in September 2023.

•Product quality costs are costs related to a product quality issue that is unusual due to the magnitude of the expected cost to remediate in comparison to typical product quality issues experienced by the Company.

•Loss on divestiture relates to the sale of the ADTi business.

•EMEA joint venture loss relates to certain non-recurring losses associated with the equity method accounting of a joint venture company.

•Discrete tax items, net includes the net impact of discrete tax items within the period, including the following types of items: changes in estimates associated with valuation allowances, changes in estimates associated with reserves for uncertain tax positions, withholding taxes recorded upon changes in indefinite re-investment assertions for businesses to be disposed of, impacts from statutory rate changes, and the recording of significant tax credits.

•Related tax impact includes the tax impact of the various excluded items.

Management believes the exclusion of these items is useful to investors due to the unusual nature and/or magnitude of the amounts. When considered together with unadjusted amounts, adjusted financial measures are useful to investors in understanding period-over-period operating results, business trends and ongoing operations of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes.

Operating leverage

Operating leverage is defined as the ratio of the change in adjusted EBIT for the current period less the prior period, divided by the change in net revenues for the current period less the prior period. Management believes operating leverage is a useful metric to reflect enterprise value creation, capturing the impact of scale and cost discipline across the organization.

Debt ratios

Management believes that net debt to adjusted EBITDA, a non-GAAP measure, is useful to understanding the Company's financial condition as the ratio provides an overview of the extent to which the Company relies on external debt financing for its funding and also is a measure of risk to its shareholders.

3. Sales

The following tables detail the changes in sales from continuing operations attributable to organic growth, foreign currency, acquisitions, divestitures and other (unaudited):

Net sales	Three Months Ended September 30,				Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Net sales - 2024	$4,265	$1,180	$803	$6,248	$15,606	$4,620	$2,726	$22,952
Base year adjustments
Divestitures and other	(85)	—	—	(85)	(799)	(12)	—	(811)
Foreign currency	6	42	(1)	47	(34)	40	(6)	—
Adjusted base net sales	4,186	1,222	802	6,210	14,773	4,648	2,720	22,141
Acquisitions	—	7	—	7	—	25	—	25
Organic growth	139	108	(22)	225	1,058	295	77	1,430
Net sales - 2025	$4,325	$1,337	$780	$6,442	$15,831	$4,968	$2,797	$23,596

Growth %:
Net sales	1%	13%	(3)%	3%	1%	8%	3%	3%
Organic growth	3%	9%	(3)%	4%	7%	6%	3%	6%

Products and systems revenue	Three Months Ended September 30,				Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Products and systems revenue - 2024	$3,092	$703	$596	$4,391	$11,206	$2,789	$1,972	$15,967
Base year adjustments
Divestitures and other	(85)	—	—	(85)	(799)	(12)	—	(811)
Foreign currency	7	20	1	28	(23)	38	(2)	13
Adjusted products and systems revenue	3,014	723	597	4,334	10,384	2,815	1,970	15,169
Acquisitions	—	6	—	6	—	19	—	19
Organic growth	79	71	(38)	112	803	143	(10)	936
Products and systems revenue - 2025	$3,093	$800	$559	$4,452	$11,187	$2,977	$1,960	$16,124

Growth %:
Products and systems revenue	—%	14%	(6)%	1%	—%	7%	(1)%	1%
Organic growth	3%	10%	(6)%	3%	8%	5%	(1)%	6%

Service revenue	Three Months Ended September 30,				Twelve Months Ended September 30,
(in millions)	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Service revenue - 2024	$1,173	$477	$207	$1,857	$4,400	$1,831	$754	$6,985
Base year adjustments
Foreign currency	(1)	22	(2)	19	(11)	2	(4)	(13)
Adjusted base service revenue	1,172	499	205	1,876	4,389	1,833	750	6,972
Acquisitions	—	1	—	1	—	6	—	6
Organic growth	60	37	16	113	255	152	87	494
Service revenue - 2025	$1,232	$537	$221	$1,990	$4,644	$1,991	$837	$7,472

Growth %:
Service revenue	5%	13%	7%	7%	6%	9%	11%	7%
Organic growth	5%	7%	8%	6%	6%	8%	12%	7%

4. Cash Flow, Free Cash Flow and Free Cash Flow Conversion

The following table includes operating cash flow conversion, free cash flow and free cash flow conversion (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Cash provided by operating activities from continuing operations	$968	$1,352	$2,554	$1,568
Income from continuing operations attributable to Johnson Controls	267	536	1,721	1,407
Operating cash flow conversion	363%	252%	148%	111%

Cash provided by operating activities from continuing operations	$968	$1,352	$2,554	$1,568
Capital expenditures	(130)	(195)	(434)	(494)
Free cash flow (non-GAAP)	$838	$1,157	$2,120	$1,074

Income from continuing operations attributable to Johnson Controls	$267	$536	$1,721	$1,407
Free cash flow conversion from net income (non-GAAP)	314%	216%	123%	76%

The following table includes adjusted free cash flow and adjusted free cash flow conversion (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024
Free cash flow (non-GAAP)	$838	$1,157	$2,120	$1,074
Adjustments:
JC Capital cash used by operating activities	38	9	149	179
Water systems AFFF settlement cash payments and insurance recoveries	3	(257)	386	(14)
York license prepayment receipt	(240)	—	(240)	—
Discrete tax payments	71	—	71	—
Impact of discontinued factoring program	—	17	15	599
Adjusted free cash flow (non-GAAP)	$710	$926	$2,501	$1,838

Adjusted net income attributable to JCI (non-GAAP)	$798	$742	$2,462	$2,167
JC Capital net income	1	(8)	(3)	(16)
Adjusted net income attributable to JCI, excluding JC Capital (non-GAAP)	$799	$734	$2,459	$2,151
Adjusted free cash flow conversion (non-GAAP)	89%	126%	102%	85%

5. Segment Profitability and Corporate Expense

The Company evaluates the performance of its business units on segment EBITA (primary) and segment EBIT (secondary).

	Three Months Ended September 30,				Twelve Months Ended September 30,
	Actual		Adjusted (Non-GAAP)		Actual		Adjusted (Non-GAAP)
(in millions; unaudited)	2025	2024	2025	2024	2025	2024	2025		2024

Segment EBITA
Americas	$844	$826	$862	$826	2,882	$2,679	$2,906		$2,637
EMEA	201	164	208	181	649	561	658		582
APAC	139	158	139	158	476	478	476		481
Corporate expenses	(269)	(131)	(124)	(114)	(767)	(490)	(479)		(432)
Amortization	(97)	(119)	(97)	(119)	(439)	(476)	(439)	—	(476)
Restructuring and impairment costs	(400)	(133)	—	—	(546)	(510)	—		—
Other	13	(21)	—	—	33	(378)	—		—
EBIT (non-GAAP)	$431	$744	$988	$932	$2,288	$1,864	$3,122		$2,792

Income from continuing operations:
Attributable to Johnson Controls	$267	$536	$798	$742	$1,721	$1,407	$2,462		$2,167
Attributable to noncontrolling interests	3	2	3	2	3	4	3		4
Income from continuing operations	270	538	801	744	1,724	1,411	2,465		2,171
Less: Income tax provision (1)	85	110	111	92	245	111	338		279
Income before income taxes	355	648	912	836	1,969	1,522	2,803		2,450
Net financing charges	76	96	76	96	319	342	319		342
EBIT (non-GAAP)	$431	$744	$988	$932	$2,288	$1,864	$3,122		$2,792

(1) Adjusted income tax provision excludes the net tax impacts of pre-tax adjusting items and discrete tax items.

The following tables include the reconciliations of segment EBITA as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Three Months Ended September 30,
(in millions)	Americas		EMEA		APAC
	2025	2024	2025	2024	2025	2024

Sales	$4,325	$4,265	$1,337	$1,180	$780	$803

Segment EBITA	$844	$826	$201	$164	$139	$158

Adjusting items:
Transformation costs	18	—	7	—	—	—
EMEA joint venture loss	—	—	—	17	—	—

Adjusted segment EBITA (non-GAAP)	$862	$826	$208	$181	$139	$158

Segment EBITA Margin %	19.5%	19.4%	15.0%	13.9%	17.8%	19.7%
Adjusted segment EBITA Margin % (non-GAAP)	19.9%	19.4%	15.6%	15.3%	17.8%	19.7%

	Twelve Months Ended September 30,
(in millions)	Americas		EMEA		APAC
	2025	2024	2025	2024	2025	2024

Sales	$15,831	$15,606	$4,968	$4,620	$2,797	$2,726

Segment EBITA	$2,882	$2,679	$649	$561	$476	$478

Adjusting items:
Transformation costs	24	—	9	—	—	—
Earn-out adjustments	—	(68)	—	—	—	—
EMEA joint venture loss	—	—	—	17	—	—
Product quality costs	—	26	—	4	—	3

Adjusted segment EBITA (non-GAAP)	$2,906	$2,637	$658	$582	$476	$481

Segment EBITA Margin %	18.2%	17.2%	13.1%	12.1%	17.0%	17.5%
Adjusted segment EBITA Margin % (non-GAAP)	18.4%	16.9%	13.2%	12.6%	17.0%	17.6%

The following table reconciles Corporate expense from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024

Corporate expense (GAAP)	$269	$131	$767	$490

Adjusting items:
Transaction/separation costs	(12)	(17)	(39)	(31)
Transformation costs	(31)	—	(147)	—
ERP asset - accelerated depreciation	(102)	—	(102)	—
Cyber incident costs	—	—	—	(27)
Adjusted corporate expense (non-GAAP)	$124	$114	$479	$432

6. Net Income and Diluted Earnings Per Share

The following tables reconcile net income from continuing operations attributable to JCI and diluted earnings per share from continuing operations as reported to the comparable adjusted amounts (unaudited):

	Three Months Ended September 30,
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2025	2024	2025	2024

As reported (GAAP)	$267	$536	$0.42	$0.80

Adjusting items:
Net mark-to-market adjustments	13	(5)	0.02	(0.01)
Loss on divestiture	—	42	—	0.06
Restructuring and impairment costs, net of NCI	400	133	0.63	0.20
EMEA joint venture loss	—	17	—	0.03
Water systems AFFF insurance recoveries	(26)	(16)	(0.04)	(0.02)
Transaction/separation costs	12	17	0.02	0.03
ERP asset - accelerated depreciation	102	—	0.16	—
Transformation costs	56	—	0.09	—
Discrete tax items	50	—	0.08	—
Related tax impact	(76)	18	(0.12)	0.02
Adjusted (non-GAAP)*	$798	$742	$1.26	$1.11
* May not sum due to rounding

	Twelve Months Ended September 30
	Income from continuing operations attributable to JCI		Diluted earnings per share
(in millions, except per share)	2025	2024	2025	2024

As reported (GAAP)	$1,721	$1,407	$2.63	$2.08

Adjusting items:
Net mark-to-market adjustments	6	(47)	0.01	(0.07)
Loss on divestiture	—	42	—	0.06
Earn-out adjustments	—	(68)	—	(0.10)
Restructuring and impairment costs, net of NCI	546	510	0.83	0.75
EMEA joint venture loss	—	17	—	0.03
Water systems AFFF settlement	—	750	—	1.11
Water systems AFFF insurance recoveries	(39)	(367)	(0.06)	(0.54)
Product quality costs	—	33	—	0.05
Transaction/separation costs	39	31	0.06	0.05
ERP asset - accelerated depreciation	102	—	0.16	—
Transformation costs	180	—	0.28	—
Cyber incident costs	—	27	—	0.04
Discrete tax items	(36)	(57)	(0.06)	(0.08)
Related tax impact	(57)	(111)	(0.07)	(0.17)
Adjusted (non-GAAP)*	$2,462	$2,167	$3.76	$3.21
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share (in millions; unaudited):

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024

Weighted average shares outstanding
Basic weighted average shares outstanding	630.8	665.3	651.8	673.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	2.6	2.8	2.3	2.2
Diluted weighted average shares outstanding	633.4	668.1	654.1	676.0

7. Debt Ratios

The following table includes continuing operations and details net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	September 30, 2025		June 30, 2025		September 30, 2024
Short-term debt	$723		$1,277		$953
Current portion of long-term debt	566		570		536
Long-term debt	8,591		8,446		8,004
Total debt	9,880		10,293		9,493
Less: cash and cash equivalents	379		731		606
Net debt	$9,501		$9,562		$8,887

Last twelve months income before income taxes	$1,969		$2,262		$1,522

Net debt to income before income taxes	4.8	x	4.2	x	5.8	x

Last twelve months adjusted EBITDA (non-GAAP)	$3,987		$3,843		$3,608

Net debt to adjusted EBITDA (non-GAAP)	2.4x		2.5x		2.5x

The following table reconciles income from continuing operations to adjusted EBIT and adjusted EBITDA (unaudited):

	Twelve Months Ended
(in millions)	September 30, 2025	June 30, 2025	September 30, 2024
Income from continuing operations	$1,724	$1,992	$1,411
Income tax provision	245	270	111
Income before income taxes	1,969	2,262	1,522
Net financing charges	319	339	342
EBIT (non-GAAP)	2,288	2,601	1,864
Adjusting items:
Net mark-to-market adjustments	6	(12)	(47)
Restructuring and impairment costs	546	279	510
Water systems AFFF settlement	—	—	750
Water systems AFFF insurance recoveries	(39)	(29)	(367)
Earn-out adjustments	—	—	(68)
Transaction/separation costs	39	44	31
Transformation costs	180	124	—
Cyber incident costs	—	—	27
Product quality costs	—	—	33
ERP asset - accelerated depreciation	102	—	—
Loss on divestiture	—	42	42
EMEA joint venture loss	—	17	17
Adjusted EBIT (non-GAAP)	3,122	3,066	2,792
Depreciation and amortization	865	777	816
Adjusted EBITDA (non-GAAP)	$3,987	$3,843	$3,608

8. Income Taxes

After adjusting for certain non-recurring items, the Company's effective tax rate for continuing operations was approximately 12% for the twelve months ended September 30, 2025 and approximately 11% for the twelve months ended September 30, 2024.